UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2021

Penske Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road,
Bloomfield Hills, Michigan		48302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		248-648-2500

Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	PAG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2021, the Company entered into a Services Agreement with Mitsui & Co. (U.S.A.), Inc. under which Mitsui employee Kota Odagiri is expected to assist the Company in strategic development of business opportunities and relationships in transportation related industries and the evaluation of new technologies in the automotive and trucking sectors. The Company will pay a quarterly fee of $87,500 for these services, as more fully discussed in the Services Agreement incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 404(a) Related Party Disclosures With Respect to Mitsui

Entities affiliated with Roger S. Penske, our Chair of the Board and Chief Executive Officer, are parties to a stockholders agreement described below. Mr. Penske is also Chair of the Board and Chief Executive Officer of Penske Corporation, and, through entities affiliated with Penske Corporation, our largest stockholder. The parties to the stockholders agreement are Mitsui & Co., Ltd., Mitsui & Co, (USA), Inc. (collectively, “Mitsui”), Penske Corporation and Penske Automotive Holdings Corp. (collectively the “Penske companies”). Mitsui and the Penske companies are our two largest shareholders owning, together with affiliates, 17.1% and 45.1% of our common stock, respectively.

Pursuant to the stockholders agreement, which expires on March 26, 2030, the Penske companies agreed to vote their shares for up to two directors who are representatives of Mitsui and Mitsui agreed to vote its shares for up to fourteen directors voted for by the Penske companies. In addition, the Penske companies agreed that if they transfer any of our shares of common stock, Mitsui would be entitled to “tag along” by transferring a pro rata amount of its shares upon similar terms and conditions, subject to certain limitations.

We and Mitsui have agreed that Mitsui has a right to (1) an observer at all of our Board of Directors meetings so long as Mitsui owns at least 2.5% of our outstanding common stock, and (2) designate a senior executive so long as Mitsui owns at least 10% of our outstanding common stock.

Both the Penske companies and Mitsui possess registration rights pursuant to which they are able on two remaining occasions each to register all or part of our common stock held by them, subject to specified limitations. They are also entitled to request inclusion of all or any part of their common stock in any registration of securities by us on Forms S-1 or S-3 under the Securities Act of 1933, as amended.

We hold a 28.9% ownership interest in Penske Truck Leasing Co., L.P (“PTL”). PTL is owned 41.1% by Penske Corporation, 28.9% by us, and 30.0% by Mitsui. Penske Transportation Solutions (“PTS”) is the universal brand name for PTL’s various business lines through which it is capable of meeting customers’ needs across the supply chain with a broad product offering that includes full-service truck leasing, truck rental and contract maintenance, along with logistics services such as dedicated contract carriage, distribution center management, transportation management, lead logistics provider services and dry van truckload carrier services.

The PTS partnership agreement, among other things, provides us with specified partner distribution and governance rights and restricts our ability to transfer our interest. In addition, the partnership has a six member advisory committee and we are entitled to one of the representatives serving on the advisory committee. The PTS partnership agreement requires PTS, subject to applicable law and the terms of its credit agreements, to make quarterly distributions to the partners with respect to each fiscal year by no later than 45 days after the end of each of the first three quarters of the year and by April 15 of the following year. PTS’ partnership agreement and certain principal debt agreements allow partner distributions only as long as it is not in default under those agreements and the amount it pays does not exceed 50% of its consolidated net income, unless its debt-to-equity ratio is at least 3:1, in which case its distributions may not exceed 80% of its consolidated net income. We receive pro rata cash distributions relating to this investment, typically in April, May, August, and November of each year.

We may transfer our directly owned interests with the unanimous consent of the other partners, or if we provide the remaining partners with a right of first offer to acquire our interests, except that we may transfer up to 9.02% of our interest to Penske Corporation without complying with the right of first offer to the remaining partner. We and Penske Corporation have previously agreed that (1) in the event of any transfer by Penske Corporation of their partnership interests to a third party, we will be entitled to “tag-along” by transferring a pro rata amount of our partnership interests on similar terms and conditions, and (2) Penske Corporation is entitled to a right of first refusal in the event of any transfer of our partnership interests, subject to the terms of the partnership agreement. Additionally, PTS has agreed to indemnify the general partner for any actions in connection with managing PTS, except those taken in bad faith or in violation of the partnership agreement.

The partnership agreement allows Penske Corporation to give notice to require PTS to begin to effect an initial public offering of equity securities, subject to certain limitations, as soon as practicable after the first anniversary of the initial notice, and, beginning in 2025, we and Mitsui continue to have a similar right to require PTS to begin an initial public offering of equity securities, subject to certain limitations, as soon as reasonably practicable.

During the nine months ended September 30, 2021, and in the 2020 calendar year, we received $106.4 million and $72.2 million, respectively, of pro rata cash distributions relating to this investment. Our Chair and Chief Executive Officer also serves as Chair of PTS, for which he is compensated by PTS. As a limited partner, we do not influence or control the amount of that compensation. In 2020, our subsidiary operating retail commercial truck dealerships, Premier Truck Group, assisted in providing customer financing arrangements at several PTS used truck sales centers in the United States and Canada generating $3.2 million in commissions to PTG in 2020.

Our Australian subsidiary, Penske Transportation Group International owns a 28.33% interest in a joint venture with a PTS subsidiary to lease trucks in Australia and New Zealand. The joint venture combines our sales expertise in Australia with PTS’s truck leasing experience. We continue to be party to a stockholder’s agreement relating to this investment that provides us with specified distribution and governance rights and restricts our ability to transfer our interests.

Mr. Yamanaka, one of our Board members who resigned as set forth below, and Executive Vice President - Strategic Relationship Management received $384,554 in total compensation for 2020, including a tax allowance of $12,526 relating to $34,554 of non-cash compensation. Mr. Yamanaka is an employee of Mitsui & Co., Ltd. To the extent his salary exceeded or was less than an amount set annually by Mitsui, he made or received payments to/from Mitsui intended to mitigate the effect of exchange rate changes.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2021, Masashi Yamanaka resigned from our Board of Directors and the Board of Directors filled the vacancy created by Mr. Yamanaka’s resignation by appointing Kota Odagiri as a director.

Mr. Odagiri, 51, is an employee of Mitsui and has spent the last 29 years with Mitsui and its affiliates in various capacities, most recently serving as the Chairman and Managing Director of Bussan Auto Finance India Pvt. Ltd. from April 2020 to December 2021. From March 2019 to March 2020, he served as Deputy Managing Director of India Yamaha Motor Pvt. Ltd. and from April 2017 to February 2019, he served as General Manager, Group Management Framework Department in Mitsui’s First Motor Vehicles Division. From January 2015 to March 2017, he served as General Manager, Yamaha Business Department in Mitsui’s Third Motor Vehicles Division. Mr. Odagiri will not receive any compensation from the Company for serving as our director (other than a company vehicle and charitable match opportunity up to $50,000). Mr. Odagiri is also expected to provide services to the Company under the Services Agreement referenced in Item 1.01 above, all of which Item 1.01 disclosures are incorporated herein by reference.

Related party transactions disclosure under Item 404(a) of Regulation S-K with respect to this Item is included in Item 1.01 of this report on Form 8-K, which disclosure is incorporated herein by reference.

Item 8.01 Other Events

On December 16, 2021, the Company's Board of Directors approved a new $250 million securities repurchase authorization. During the fourth quarter of 2021 to date, the Company has repurchased 541,332 shares for $54.1 million, leaving only $17.0 million of remaining securities repurchase authority prior to the new authorization.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description
10.1	Services Agreement dated as of December 16, 2021 between us and Mitsui & Co. (U.S.A.), Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

December 17, 2021	By:	/s/ Shane M. Spradlin
Name: Shane M. Spradlin
Title: Executive Vice President